P R E S S R E L E A S E
Vornado Announces Fourth Quarter 2022 Financial Results
New York City | February 13, 2023
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended December 31, 2022 Financial Results
NET LOSS attributable to common shareholders for the quarter ended December 31, 2022 was $493,280,000, or $2.57 per diluted share, compared to net income attributable to common shareholders of $11,269,000, or $0.06 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended December 31, 2022 was $19,954,000, or $0.10 per diluted share, and $22,977,000, or $0.12 per diluted share for the quarter ended December 31, 2021.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended December 31, 2022 was $176,465,000, or $0.91 per diluted share, compared to $141,017,000, or $0.73 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended December 31, 2022 was $139,041,000, or $0.72 per diluted share, and $156,130,000, or $0.81 per diluted share for the quarter ended December 31, 2021.
Year Ended December 31, 2022 Financial Results
NET LOSS attributable to common shareholders for the year ended December 31, 2022 was $408,615,000, or $2.13 per diluted share, compared to net income attributable to common shareholders of $101,086,000, or $0.53 per diluted share, for the year ended December 31, 2021. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the year ended December 31, 2022 was $126,468,000, or $0.66 per diluted share, and $88,153,000, or $0.46 per diluted share, for the year ended December 31, 2021.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the year ended December 31, 2022 was $638,928,000, or $3.30 per diluted share, compared to $571,074,000, or $2.97 per diluted share, for the year ended December 31, 2021. Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the year ended December 31, 2022 was $608,892,000, or $3.15 per diluted share, and $549,863,000, or $2.86 per diluted share, for the year ended December 31, 2021.
Non-Cash Impairment Charges
Net loss attributable to common shareholders for the quarter and year ended December 31, 2022 includes $595,488,000 of non-cash impairment charges, of which $483,037,000 relates to Vornado’s common equity investment in the Fifth Avenue and Times Square joint venture ("Retail JV").
By way of background, in April 2019, we recognized a $2.559 billion gain upon the transfer of seven properties to the Retail JV, which included a GAAP required write-up to fair value of its retained interest in the properties. The $483,037,000 impairment charge recognized this quarter together with the $409,060,000 impairment charge previously recognized in 2020, effectively reverse a portion of the $2.559 billion gain attributable to the 2019 required write-up.

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The following table reconciles net (loss) income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income attributable to common shareholders	$(493,280)	$11,269	$(408,615)	$101,086
Per diluted share	$(2.57)	$0.06	$(2.13)	$0.53

Certain expense (income) items that impact net (loss) income attributable to common shareholders:
Non-cash real estate impairment losses on wholly owned and partially owned assets	$595,488	$—	$595,488	$7,880
Net gains on disposition of wholly owned and partially owned assets	(47,769)	(11,620)	(62,685)	(15,315)
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	(29,773)	(13,584)	(35,858)	(44,607)
Hotel Pennsylvania loss (primarily accelerated building depreciation expense)	26,614	8,998	71,087	29,472
Deferred tax liability on our investment in The Farley Building (held through a taxable REIT subsidiary)	3,482	9,180	13,665	10,868
Refund of New York City transfer taxes related to the April 2019 transfer to Fifth Avenue and Times Square JV	—	—	(13,613)	—
Other	3,449	19,569	7,289	(2,436)
	551,491	12,543	575,373	(14,138)
Noncontrolling interests' share of above adjustments	(38,257)	(835)	(40,290)	1,205
Total of certain expense (income) items that impact net (loss) income attributable to common shareholders	$513,234	$11,708	$535,083	$(12,933)
Per diluted share (non-GAAP)	$2.67	$0.06	$2.79	$(0.07)

Net income attributable to common shareholders, as adjusted (non-GAAP)	$19,954	$22,977	$126,468	$88,153
Per diluted share (non-GAAP)	$0.10	$0.12	$0.66	$0.46

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The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$176,465	$141,017	$638,928	$571,074
Per diluted share (non-GAAP)	$0.91	$0.73	$3.30	$2.97

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 CPS condominium units and ancillary amenities	$(29,773)	$(13,584)	$(35,858)	$(44,607)
Net gains on disposition of wholly owned and partially owned assets	(17,372)	—	(17,372)	(643)
Deferred tax liability on our investment in The Farley Building (held through a taxable REIT subsidiary)	3,482	9,180	13,665	10,868
Other	3,449	20,595	7,289	12,026
	(40,214)	16,191	(32,276)	(22,356)
Noncontrolling interests' share of above adjustments	2,790	(1,078)	2,240	1,145
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(37,424)	$15,113	$(30,036)	$(21,211)
Per diluted share (non-GAAP)	$(0.19)	$0.08	$(0.15)	$(0.11)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$139,041	$156,130	$608,892	$549,863
Per diluted share (non-GAAP)	$0.72	$0.81	$3.15	$2.86
FFO, as Adjusted Bridge - Q4 2022 vs. Q4 2021
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2021 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2022:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2021	$156.1	$0.81

(Decrease) increase in FFO, as adjusted due to:
Increase in interest expense, net of increase in interest income	(29.6)
Rent commencement and other tenant related items	11.7
Prior period accrual adjustments related to theMART property tax expense	8.1
Straight-line impact of PENN 1 2023 estimated ground rent reset	(5.7)
Other, net	(1.3)
	(16.8)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	(0.3)
Net decrease	(17.1)	(0.09)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2022	$139.0	$0.72
See page 12 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months and years ended December 31, 2022 and 2021. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

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350 Park Avenue:
On January 24, 2023, we and the Rudin family (“Rudin”) completed agreements with Citadel Enterprise Americas LLC (“Citadel”) and with an affiliate of Kenneth C. Griffin, Citadel’s Founder and CEO (“KG”), for a series of transactions relating to 350 Park Avenue and 40 East 52nd Street.
Citadel will master lease 350 Park Avenue, a 585,000 square foot Manhattan office building, on an “as is” basis for ten years, with an initial annual net rent of $36,000,000. Per the terms of the lease, no tenant allowance or free rent is being provided. Citadel will also master lease Rudin’s adjacent property at 40 East 52nd Street (390,000 square feet).
In addition, we have entered into a joint venture with Rudin (“Vornado/Rudin”) to purchase 39 East 51st Street for $40,000,000 and, upon formation of the KG joint venture described below, will combine that property with 350 Park Avenue and 40 East 52nd Street to create a premier development site (collectively, the “Site”).
From October 2024 to June 2030, KG will have the option to either:
•acquire a 60% interest in a joint venture with Vornado/Rudin that would value the Site at $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin) and build a new 1,700,000 square foot office tower (the “Project”) pursuant to East Midtown Subdistrict zoning with Vornado/Rudin as developer. KG would own 60% of the joint venture and Vornado/Rudin would own 40% (with Vornado owning 36% and Rudin owning 4% of the joint venture along with a $250,000,000 preferred equity interest in the Vornado/Rudin joint venture).
◦at the joint venture formation, Citadel or its affiliates will execute a pre-negotiated 15-year anchor lease with renewal options for approximately 850,000 square feet (with expansion and contraction rights) at the Project for its primary office in New York City;
◦the rent for Citadel’s space will be determined by a formula based on a percentage return (that adjusts based on the actual cost of capital) on the total Project cost;
◦the master leases will terminate at the scheduled commencement of demolition;
•or, exercise an option to purchase the Site for $1.4 billion ($1.085 billion to Vornado and $315,000,000 to Rudin), in which case Vornado/Rudin would not participate in the new development.
The parties intend to immediately commence design of the project and process approvals.
Further, Vornado/Rudin will have the option from October 2024 to September 2030 to put the Site to KG for $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin). For ten years following any put option closing, unless the put option is exercised in response to KG’s request to form the joint venture or KG makes a $200,000,000 termination payment, Vornado/Rudin will have the right to invest in a joint venture with KG on the terms described above if KG proceeds with development of the Site.
Dividend:
On January 18, 2023, Vornado’s Board of Trustees declared a reduced quarterly dividend of $0.375 per share.
Dispositions:
220 CPS
During the three months ended December 31, 2022, we closed on the sale of two condominium units and ancillary amenities at 220 CPS for net proceeds of $71,895,000 resulting in a financial statement net gain of $34,844,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $5,071,000 of income tax expense was recognized on our consolidated statements of income. During the year ended December 31, 2022, we closed on the sale of three condominium units and ancillary amenities at 220 CPS for net proceeds of $88,019,000 resulting in a financial statement net gain of $41,874,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $6,016,000 of income tax expense was recognized on our consolidated statements of income. From inception to December 31, 2022, we have closed on the sale of 109 units and ancillary amenities for net proceeds of $3,094,915,000 resulting in financial statement net gains of $1,159,129,000. As of December 31, 2022, we are 97% sold.
SoHo Properties
On January 13, 2022, we sold two Manhattan retail properties located at 478-482 Broadway and 155 Spring Street for $84,500,000 and realized net proceeds of $81,399,000. In connection with the sale, we recognized a net gain of $551,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Center Building (33-00 Northern Boulevard)
On June 17, 2022, we sold the Center Building, an eight-story 498,000 square foot office building located at 33‑00 Northern Boulevard in Long Island City, New York, for $172,750,000. We realized net proceeds of $58,946,000 after repayment of the existing $100,000,000 mortgage loan and closing costs. In connection with the sale, we recognized a net gain of $15,213,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.

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Dispositions - continued:
484-486 Broadway
On December 15, 2022, we sold 484-486 Broadway, a 30,000 square foot retail and residential building for $23,520,000, and realized net proceeds of $22,430,000. In connection with the sale, we recognized a net gain of $2,919,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
40 Fulton Street
On December 21, 2022, we sold 40 Fulton Street, a 251,000 square foot Manhattan office and retail building, for $101,000,000, and realized net proceeds of $96,566,000. In connection with the sale, we recognized a net gain of $31,876,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Financings:
100 West 33rd Street
On June 15, 2022, we completed a $480,000,000 refinancing of 100 West 33rd Street, a 1.1 million square foot building comprised of 859,000 square feet of office space and 255,000 square feet of retail space. The interest-only loan bears a rate of SOFR plus 1.65% (5.96% as of December 31, 2022) through March 2024, increasing to SOFR plus 1.85% thereafter. The interest rate on the loan was swapped to a fixed rate of 5.06% through March 2024, and 5.26% through June 2027. The loan matures in June 2027, with two one-year extension options subject to debt service coverage ratio and loan-to-value tests. The loan replaces the previous $580,000,000 loan that bore interest at LIBOR plus 1.55% and was scheduled to mature in April 2024.
770 Broadway
On June 28, 2022, we completed a $700,000,000 refinancing of 770 Broadway, a 1.2 million square foot Class A Manhattan office building. The interest-only loan bears a rate of SOFR plus 2.25% (6.48% as of December 31, 2022) and matures in July 2024 with three one-year extension options (July 2027 as fully extended). The interest rate on the loan was swapped to a fixed rate of 4.98% through July 2027. The loan replaces the previous $700,000,000 loan that bore interest at SOFR plus 1.86% and was scheduled to mature in July 2022.
Unsecured Revolving Credit Facility
On June 30, 2022, we amended and extended one of our two revolving credit facilities. The $1.25 billion amended facility bears interest at a rate of SOFR plus 1.15% (5.47% as of December 31, 2022). The term of the facility was extended from March 2024 to December 2027, as fully extended. The facility fee is 25 basis points. On August 16, 2022, the interest rate on the $575,000,000 drawn on the facility was swapped to a fixed interest rate of 3.88% through August 2027. Our other $1.25 billion revolving credit facility matures in April 2026, as fully extended, and bears a rate of SOFR plus 1.19% with a facility fee of 25 basis points.
Unsecured Term Loan
On June 30, 2022, we extended our $800,000,000 unsecured term loan from February 2024 to December 2027. The extended loan bears interest at a rate of SOFR plus 1.30% (5.62% as of December 31, 2022) and is currently swapped to a fixed rate of 4.05%.
330 West 34th Street land owner joint venture
On August 18, 2022, the joint venture that owns the fee interest in the 330 West 34th Street land, in which we have a 34.8% interest, completed a $100,000,000 refinancing. The interest-only loan bears interest at a fixed rate of 4.55% and matures in September 2032. In connection with the refinancing, we realized net proceeds of $10,500,000. The loan replaces the previous $50,150,000 loan that bore interest at a fixed rate of 5.71%.
697-703 Fifth Avenue (Fifth Avenue and Times Square JV)
On December 21, 2022, the 697-703 Fifth Avenue $450,000,000 non-recourse mortgage loan matured and was not repaid, at which time the lenders declared an event of default. During December 2022, $29,000,000 of property-level funds were applied by the lenders against the principal balance resulting in a $421,000,000 loan balance as of December 31, 2022. The loan bears default interest at the Prime Rate plus 1.00% (8.50% as of December 31, 2022). The Fifth Avenue and Times Square JV is in negotiations with the lenders regarding a restructuring but there can be no assurance as to the timing and ultimate resolution of these negotiations. We do not believe that the resolution of these negotiations will result in further impairment losses on our investment in the Fifth Avenue and Times Square JV.

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Financings - continued:
Interest Rate Hedging Activities
During the year ended December 31, 2022, we entered into $2.0 billion of interest rate swap arrangements and extended a $500,000,000 interest rate swap arrangement, reducing our variable rate debt at share as a percentage of our total debt at share to 27% from 47% (excluding our participation in the 150 West 34th Street mortgage loan which was repaid on January 9, 2023). The exposure to LIBOR/SOFR index increases on our $2.8 billion of unswapped variable rate debt is partially mitigated over the next year by $2.2 billion of interest rate caps and by an increase in interest income on our cash, cash equivalents, restricted cash and investments in U.S. Treasury bills. For further detail on our interest rate swap and cap arrangements, see page 34 of our Supplemental Operating and Financial Data package for the quarter and year ended December 31, 2022.
The table below presents the interest rate swap arrangements entered into during the year ended December 31, 2022.

(Amounts in thousands)	Notional Amount	All-In Swapped Rate	Swap Expiration Date	Variable Rate Spread
770 Broadway mortgage loan	$700,000	4.98%	07/27	S+225
Unsecured revolving credit facility	575,000	3.88%	08/27	S+115
Unsecured term loan(1)	50,000	4.04%	08/27	S+130
Unsecured term loan (effective 10/23)(1)	500,000	4.39%	10/26	S+130
100 West 33rd Street mortgage loan	480,000	5.06%	06/27	S+165
888 Seventh Avenue mortgage loan(2)	200,000	4.76%	09/27	S+180
____________________
(1)On February 7, 2023, we entered into a forward interest rate swap arrangement for $150,000 of the $800,000 unsecured term loan. The unsecured term loan, which matures in December 2027, is subject to various interest rate swap arrangements through August 2027, see below for details:

	Swapped Balance	All-In Swapped Rate	Unswapped Balance (bears interest at S+130)
Through 10/23	$800,000	4.05%	$—
10/23 through 7/25	700,000	4.53%	100,000
7/25 through 10/26	550,000	4.36%	250,000
10/26 through 8/27	50,000	4.04%	750,000
(2)The remaining $77,800 amortizing mortgage loan balance bears interest at a floating rate of SOFR plus 1.80%.

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Leasing Activity:
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
For the Three Months Ended December 31, 2022
•154,000 square feet of New York Office space (147,000 square feet at share) at an initial rent of $84.58 per square foot and a weighted average lease term of 7.6 years. The changes in the GAAP and cash mark-to-market rent on the 135,000 square feet of second generation space were positive 17.2% and positive 9.8%, respectively. Tenant improvements and leasing commissions were $10.32 per square foot per annum, or 12.2% of initial rent.
•20,000 square feet of New York Retail space (15,000 square feet at share) at an initial rent of $284.73 per square foot and a weighted average lease term of 11.8 years. The 20,000 square feet was first generation space. Tenant improvements and leasing commissions were $26.98 per square foot per annum, or 9.5% of initial rent.
•24,000 square feet at theMART (all at share) at an initial rent of $59.45 per square foot and a weighted average lease term of 6.5 years. The changes in the GAAP and cash mark-to-market rent on the 23,000 square feet of second generation space were negative 7.3% and negative 12.1%, respectively. Tenant improvements and leasing commissions were $6.60 per square foot per annum, or 11.1% of initial rent.
For the Year Ended December 31, 2022
•894,000 square feet of New York Office space (753,000 square feet at share) at an initial rent of $84.51 per square foot and a weighted average lease term of 8.9 years. The changes in the GAAP and cash mark-to-market rent on the 498,000 square feet of second generation space were positive 9.0% and positive 5.4%, respectively. Tenant improvements and leasing commissions were $11.84 per square foot per annum, or 14.0% of initial rent.
•111,000 square feet of New York Retail space (100,000 square feet at share) at an initial rent of $266.25 per square foot and a weighted average lease term of 11.6 years. The changes in the GAAP and cash mark-to-market rent on the 42,000 square feet of second generation space were negative 38.3% and negative 34.2%, respectively. Tenant improvements and leasing commissions were $22.68 per square foot per annum, or 8.5% of initial rent.
•299,000 square feet at theMART (all at share) at an initial rent of $52.40 per square foot and a weighted average lease term of 7.2 years. The changes in the GAAP and cash mark-to-market rent on the 244,000 square feet of second generation space were negative 4.8% and negative 5.4%, respectively. Tenant improvements and leasing commissions were $10.48 per square foot per annum, or 20.0% of initial rent.
•210,000 square feet at 555 California Street (147,000 square feet at share) at an initial rent of $96.40 per square foot and a weighted average lease term of 5.9 years. The changes in the GAAP and cash mark-to-market rent on the 135,000 square feet of second generation space were positive 24.3% and positive 13.6%, respectively. Tenant improvements and leasing commissions were $7.15 per square foot per annum, or 7.4% of initial rent.
Same Store Net Operating Income ("NOI") At Share:
Below is the percentage increase (decrease) in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street.

	Total	New York	theMART(2)	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended December 31, 2022 compared to December 31, 2021	6.3%	5.0%	32.1%	0.3%
Year ended December 31, 2022 compared to December 31, 2021	7.1%	3.5%	64.2%	2.7%
Three months ended December 31, 2022 compared to September 30, 2022	(0.8)%	5.6%	(41.1)%	3.4%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended December 31, 2022 compared to December 31, 2021	7.9%	5.9%	24.7%	16.8%
Year ended December 31, 2022 compared to December 31, 2021	9.0%	5.0%	58.0%	13.3%
Three months ended December 31, 2022 compared to September 30, 2022	(0.9)%	4.8%	(37.6)%	4.4%
____________________
(1)See pages 14 through 19 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)2022 includes the impact of prior period accrual adjustments related to (i) a property tax reassessment recognized in the third quarter and (ii) a change in the property tax rate recognized in the fourth quarter. 2022 also includes an increase in tradeshow activity compared to the prior year.

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NOI At Share:
The elements of our New York and Other NOI at share for the three months and years ended December 31, 2022 and 2021 and the three months ended September 30, 2022 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2022
	2022	2021		2022	2021
NOI at share:
New York:
Office(1)	$184,045	$179,929	$174,790	$718,686	$677,167
Retail	50,083	48,365	52,127	205,753	173,363
Residential	4,978	4,894	4,598	19,600	17,783
Alexander's	9,489	8,751	9,639	37,469	37,318
Hotel Pennsylvania(2)	—	—	—	—	(12,677)
Total New York	248,595	241,939	241,154	981,508	892,954
Other:
theMART(3)	21,276	15,959	35,769	96,906	58,909
555 California Street	16,641	16,596	16,092	65,692	64,826
Other investments	5,243	3,928	4,074	17,942	16,679
Total Other	43,160	36,483	55,935	180,540	140,414

NOI at share	$291,755	$278,422	$297,089	$1,162,048	$1,033,368
_______________________
See notes below.

NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three months and years ended December 31, 2022 and 2021 and the three months ended September 30, 2022 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2022
	2022	2021		2022	2021
NOI at share - cash basis:
New York:
Office(1)	$182,648	$181,568	$174,606	$715,407	$686,507
Retail	46,168	44,536	48,096	188,846	160,801
Residential	4,660	4,758	4,556	18,214	16,656
Alexander's	10,236	9,538	10,434	40,532	40,525
Hotel Pennsylvania(2)	—	—	—	—	(12,723)
Total New York	243,712	240,400	237,692	962,999	891,766
Other:
theMART(3)	23,163	18,413	36,772	101,912	64,389
555 California Street	17,672	15,128	16,926	67,813	60,680
Other investments	5,052	4,229	4,280	18,344	17,851
Total Other	45,887	37,770	57,978	188,069	142,920

NOI at share - cash basis	$289,599	$278,170	$295,670	$1,151,068	$1,034,686
______________________
(1)Includes Building Maintenance Services NOI of $8,305, $6,918, $7,043, $27,598 and $26,344, respectively, for the three months ended December 31, 2022 and 2021 and September 30, 2022 and the years ended December 31, 2022 and 2021.
(2)    On April 5, 2021, we permanently closed the Hotel Pennsylvania. Beginning in the third quarter of 2021, we commenced capitalization of carrying costs in connection with our development of the Hotel Pennsylvania site.
(3)    2022 includes the impact of prior period accrual adjustments related to (i) a property tax reassessment recognized in the third quarter and (ii) a change in the property tax rate recognized in the fourth quarter. 2022 also includes an increase in tradeshow activity compared to the prior year.

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PENN District - Active Development/Redevelopment Summary as of December 31, 2022

(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.			Cash Amount Expended		Remaining Expenditures		Stabilization Year	Projected Incremental Cash Yield
Active PENN District Projects	Segment		Budget(1)
The Farley Building (95% interest)	New York	846,000	1,120,000	(2)	1,111,493	(2)	8,507	(2)	(3)	6.2%
PENN 2 - as expanded	New York	1,795,000	750,000		393,126		356,874		2025	9.5%
PENN 1 (including LIRR Concourse Retail)(4)	New York	2,546,000	450,000		375,810		74,190		N/A	13.2%	(4)(5)
Districtwide Improvements	New York	N/A	100,000		41,776		58,224		N/A	N/A
Total Active PENN District Projects			2,420,000		1,922,205		497,795			8.3%
________________________________
(1)    Excluding debt and equity carry.
(2)    Net of 154,000 of historic tax credit investor contributions, of which 88,000 has been funded to date (at our 95% share).
(3)    Office stabilized in 2022, Retail to stabilize in 2023/2024.
(4)    Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 13.2% projected return is before the ground rent reset in 2023, which may be material.
(5)    Projected to be achieved as pre-redevelopment leases roll, which have an approximate average remaining term of 3.6 years.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, February 14, 2023 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 866-652-5200 (domestic) or 412-317-6060 (international) and asking the operator to join the Vornado Realty Trust conference call. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; and estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2022. Currently, some of the factors are the increase in interest rates and inflation and the continuing effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 19

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of December 31,		Increase (Decrease)
	2022	2021
ASSETS
Real estate, at cost:
Land	$2,451,828	$2,540,193	$(88,365)
Buildings and improvements	9,804,204	9,839,166	(34,962)
Development costs and construction in progress	933,334	718,694	214,640
Leasehold improvements and equipment	125,389	119,792	5,597
Total	13,314,755	13,217,845	96,910
Less accumulated depreciation and amortization	(3,470,991)	(3,376,347)	(94,644)
Real estate, net	9,843,764	9,841,498	2,266
Right-of-use assets	684,380	337,197	347,183	(1)
Cash, cash equivalents, restricted cash and investments in U.S. Treasury bills:
Cash and cash equivalents	889,689	1,760,225	(870,536)
Restricted cash	131,468	170,126	(38,658)
Investments in U.S. Treasury bills	471,962	—	471,962
Total	1,493,119	1,930,351	(437,232)
Tenant and other receivables	81,170	79,661	1,509
Investments in partially owned entities	2,665,073	3,297,389	(632,316)
Real estate fund investments	—	7,730	(7,730)
220 CPS condominium units ready for sale	43,599	57,142	(13,543)
Receivable arising from the straight-lining of rents	694,972	656,318	38,654
Deferred leasing costs, net	373,555	391,693	(18,138)
Identified intangible assets, net	139,638	154,895	(15,257)
Other assets	474,105	512,714	(38,609)
Total assets	$16,493,375	$17,266,588	$(773,213)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,829,018	$6,053,343	$(224,325)
Senior unsecured notes, net	1,191,832	1,189,792	2,040
Unsecured term loan, net	793,193	797,812	(4,619)
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	735,969	370,206	365,763	(1)
Accounts payable and accrued expenses	450,881	613,497	(162,616)
Deferred revenue	39,882	48,118	(8,236)
Deferred compensation plan	96,322	110,174	(13,852)
Other liabilities	268,166	304,725	(36,559)
Total liabilities	9,980,263	10,062,667	(82,404)
Redeemable noncontrolling interests	436,732	688,683	(251,951)
Shareholders' equity	5,839,728	6,236,346	(396,618)
Noncontrolling interests in consolidated subsidiaries	236,652	278,892	(42,240)
Total liabilities, redeemable noncontrolling interests and equity	$16,493,375	$17,266,588	$(773,213)
____________________________________________________________
(1)In January 2022, we exercised a 25-year renewal option on our PENN 1 ground lease extending the term through June 2073. As a result of the exercise, we remeasured the related ground lease liability to include the 25-year extension option and recorded an estimated incremental right-of-use asset and lease liability of approximately $350,000.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 19

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Revenues	$446,940	$421,080	$1,799,995	$1,589,210

Net (loss) income	$(525,002)	$31,963	$(382,612)	$207,553
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	10,493	(3,691)	5,737	(24,014)
Operating Partnership	36,758	(857)	30,376	(7,540)
Net (loss) income attributable to Vornado	(477,751)	27,415	(346,499)	175,999
Preferred share dividends	(15,529)	(16,146)	(62,116)	(65,880)
Series K preferred share issuance costs	—	—	—	(9,033)
Net (loss) income attributable to common shareholders	$(493,280)	$11,269	$(408,615)	$101,086

(Loss) income per common share - basic:
Net (loss) income per common share	$(2.57)	$0.06	$(2.13)	$0.53
Weighted average shares outstanding	191,831	191,679	191,775	191,551

(Loss) income per common share - diluted:
Net (loss) income per common share	$(2.57)	$0.06	$(2.13)	$0.53
Weighted average shares outstanding	191,831	192,040	191,775	192,122

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$176,465	$141,017	$638,928	$571,074
Per diluted share (non-GAAP)	$0.91	$0.73	$3.30	$2.97

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$139,041	$156,130	$608,892	$549,863
Per diluted share (non-GAAP)	$0.72	$0.81	$3.15	$2.86

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	194,080	192,065	193,570	192,148

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because they exclude the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. The Company also uses FFO attributable to common shareholders plus assumed conversions, as adjusted for certain items that impact the comparability of period to period FFO, as one of several criteria to determine performance-based compensation for senior management. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,			For the Year Ended December 31,
	2022		2021	2022		2021
Net (loss) income attributable to common shareholders	$(493,280)		$11,269	$(408,615)		$101,086
Per diluted share	$(2.57)		$0.06	$(2.13)		$0.53

FFO adjustments:
Depreciation and amortization of real property	$121,900		$117,497	$456,920		$373,792
Real estate impairment losses	19,098		—	19,098		7,880
Net gain on sale of real estate	(30,397)		—	(58,751)		—
Proportionate share of adjustments to equity in net (loss) income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	32,243		34,418	130,647		139,247
Net gain on sale of real estate	—		(12,623)	(169)		(15,675)
Increase in fair value of marketable securities	—		(37)	—		(1,155)
Real estate impairment losses	576,390		—	576,390		—
	719,234		139,255	1,124,135		504,089
Noncontrolling interests' share of above adjustments	(49,894)		(9,517)	(77,912)		(34,144)
FFO adjustments, net	$669,340		$129,738	$1,046,223		$469,945

FFO attributable to common shareholders	$176,060		$141,007	$637,608		$571,031
Impact of assumed conversion of dilutive convertible securities	405		10	1,320		43
FFO attributable to common shareholders plus assumed conversions	$176,465		$141,017	$638,928		$571,074
Per diluted share	$0.91		$0.73	$3.30		$2.97

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,831		191,679	191,775		191,551
Effect of dilutive securities:
Convertible securities	2,182	(1)	25	1,545	(1)	26
Share-based payment awards	67		361	250		571
Denominator for FFO per diluted share	194,080		192,065	193,570		192,148
______________________
(1)On January 1, 2022, we adopted Accounting Standards Update 2020-06, which requires us to include our Series D-13 cumulative redeemable preferred units and Series G-1 through G-4 convertible preferred units in our dilutive earnings per share calculations, if the effect is dilutive.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net (loss) income to NOI at share and NOI at share - cash basis for the three months and years ended December 31, 2022 and 2021 and the three months ended September 30, 2022.

	For the Three Months Ended			For the Year Ended December 31,
(Amounts in thousands)	December 31,		September 30, 2022
	2022	2021		2022	2021
Net (loss) income	$(525,002)	$31,963	$20,112	$(382,612)	$207,553
Depreciation and amortization expense	133,871	126,349	134,526	504,502	412,347
General and administrative expense	31,439	34,204	29,174	133,731	134,545
Impairment losses, transaction related costs and other	26,761	3,185	996	31,722	13,815
Loss (income) from partially owned entities	545,126	(43,749)	(24,341)	461,351	(130,517)
Loss (income) from real estate fund investments	1,880	(5,959)	111	(3,541)	(11,066)
Interest and other investment income, net	(10,587)	(918)	(5,228)	(19,869)	(4,612)
Interest and debt expense	88,242	78,192	76,774	279,765	231,096
Net gains on disposition of wholly owned and partially owned assets	(65,241)	(14,959)	—	(100,625)	(50,770)
Income tax expense (benefit)	6,974	10,055	3,711	21,660	(10,496)
NOI from partially owned entities	77,221	79,223	76,020	305,993	310,858
NOI attributable to noncontrolling interests in consolidated subsidiaries	(18,929)	(19,164)	(14,766)	(70,029)	(69,385)
NOI at share	291,755	278,422	297,089	1,162,048	1,033,368
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(2,156)	(252)	(1,419)	(10,980)	1,318
NOI at share - cash basis	$289,599	$278,170	$295,670	$1,151,068	$1,034,686

NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended December 31, 2022 compared to December 31, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended December 31, 2022	$291,755	$248,595	$21,276	$16,641	$5,243
Less NOI at share from:
Dispositions	(1,424)	(1,424)	—	—	—
Development properties	(4,335)	(4,335)	—	—	—
Other non-same store income, net	(8,791)	(3,346)	(202)	—	(5,243)
Same store NOI at share for the three months ended December 31, 2022	$277,205	$239,490	$21,074	$16,641	$—

NOI at share for the three months ended December 31, 2021	$278,422	$241,939	$15,959	$16,596	$3,928
Less NOI at share from:
Dispositions	(3,720)	(3,720)	—	—	—
Development properties	(7,248)	(7,248)	—	—	—
Other non-same store income, net	(6,782)	(2,854)	—	—	(3,928)
Same store NOI at share for the three months ended December 31, 2021	$260,672	$228,117	$15,959	$16,596	$—

Increase in same store NOI at share	$16,533	$11,373	$5,115	$45	$—

% increase in same store NOI at share	6.3%	5.0%	32.1%	0.3%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended December 31, 2022 compared to December 31, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2022	$289,599	$243,712	$23,163	$17,672	$5,052
Less NOI at share - cash basis from:
Dispositions	(1,112)	(1,112)	—	—	—
Development properties	(3,461)	(3,461)	—	—	—
Other non-same store income, net	(8,734)	(3,480)	(202)	—	(5,052)
Same store NOI at share - cash basis for the three months ended December 31, 2022	$276,292	$235,659	$22,961	$17,672	$—

NOI at share - cash basis for the three months ended December 31, 2021	$278,170	$240,400	$18,413	$15,128	$4,229
Less NOI at share - cash basis from:
Dispositions	(3,813)	(3,813)	—	—	—
Development properties	(7,187)	(7,187)	—	—	—
Other non-same store income, net	(11,043)	(6,814)	—	—	(4,229)
Same store NOI at share - cash basis for the three months ended December 31, 2021	$256,127	$222,586	$18,413	$15,128	$—

Increase in same store NOI at share - cash basis	$20,165	$13,073	$4,548	$2,544	$—

% increase in same store NOI at share - cash basis	7.9%	5.9%	24.7%	16.8%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the year ended December 31, 2022 compared to December 31, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the year ended December 31, 2022	$1,162,048	$981,508	$96,906	$65,692	$17,942
Less NOI at share from:
Change in ownership interest in One Park Avenue	(13,370)	(13,370)	—	—	—
Dispositions	(9,494)	(9,494)	—	—	—
Development properties	(69,779)	(69,779)	—	—	—
Other non-same store income, net	(26,701)	(8,557)	(202)	—	(17,942)
Same store NOI at share for the year ended December 31, 2022	$1,042,704	$880,308	$96,704	$65,692	$—

NOI at share for the year ended December 31, 2021	$1,033,368	$892,954	$58,909	$64,826	$16,679
Less NOI at share from:
Dispositions	(13,512)	(13,512)	—	—	—
Development properties	(31,291)	(30,443)	—	(848)	—
Hotel Pennsylvania (permanently closed on April 5, 2021)	12,677	12,677	—	—	—
Other non-same store income, net	(27,774)	(11,095)	—	—	(16,679)
Same store NOI at share for the year ended December 31, 2021	$973,468	$850,581	$58,909	$63,978	$—

Increase in same store NOI at share	$69,236	$29,727	$37,795	$1,714	$—

% increase in same store NOI at share	7.1%	3.5%	64.2%	2.7%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the year ended December 31, 2022 compared to December 31, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the year ended December 31, 2022	$1,151,068	$962,999	$101,912	$67,813	$18,344
Less NOI at share - cash basis from:
Change in ownership interest in One Park Avenue	(10,111)	(10,111)	—	—	—
Dispositions	(8,719)	(8,719)	—	—	—
Development properties	(47,846)	(47,846)	—	—	—
Other non-same store income, net	(28,211)	(9,665)	(202)	—	(18,344)
Same store NOI at share - cash basis for the year ended December 31, 2022	$1,056,181	$886,658	$101,710	$67,813	$—

NOI at share - cash basis for the year ended December 31, 2021	$1,034,686	$891,766	$64,389	$60,680	$17,851
Less NOI at share - cash basis from:
Dispositions	(13,469)	(13,469)	—	—	—
Development properties	(32,453)	(31,605)	—	(848)	—
Hotel Pennsylvania (permanently closed on April 5, 2021)	12,723	12,723	—	—	—
Other non-same store income, net	(32,789)	(14,938)	—	—	(17,851)
Same store NOI at share - cash basis for the year ended December 31, 2021	$968,698	$844,477	$64,389	$59,832	$—

Increase in same store NOI at share - cash basis	$87,483	$42,181	$37,321	$7,981	$—

% increase in same store NOI at share - cash basis	9.0%	5.0%	58.0%	13.3%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended December 31, 2022 compared to September 30, 2022.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended December 31, 2022	$291,755	$248,595	$21,276	$16,641	$5,243
Less NOI at share from:
Dispositions	(1,424)	(1,424)	—	—	—
Development properties	(18,351)	(18,351)	—	—	—
Other non-same store income, net	(6,796)	(1,351)	(202)	—	(5,243)
Same store NOI at share for the three months ended December 31, 2022	$265,184	$227,469	$21,074	$16,641	$—

NOI at share for the three months ended September 30, 2022	$297,089	$241,154	$35,769	$16,092	$4,074
Less NOI at share from:
Dispositions	(1,696)	(1,696)	—	—	—
Development properties	(22,914)	(22,914)	—	—	—
Other non-same store income, net	(5,250)	(1,176)	—	—	(4,074)
Same store NOI at share for the three months ended September 30, 2022	$267,229	$215,368	$35,769	$16,092	$—

(Decrease) increase in same store NOI at share	$(2,045)	$12,101	$(14,695)	$549	$—

% (decrease) increase in same store NOI at share	(0.8)%	5.6%	(41.1)%	3.4%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended December 31, 2022 compared to September 30, 2022.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2022	$289,599	$243,712	$23,163	$17,672	$5,052
Less NOI at share - cash basis from:
Dispositions	(1,112)	(1,112)	—	—	—
Development properties	(11,325)	(11,325)	—	—	—
Other non-same store income, net	(6,774)	(1,520)	(202)	—	(5,052)
Same store NOI at share - cash basis for the three months ended December 31, 2022	$270,388	$229,755	$22,961	$17,672	$—

NOI at share - cash basis for the three months ended September 30, 2022	$295,670	$237,692	$36,772	$16,926	$4,280
Less NOI at share - cash basis from:
Dispositions	(1,379)	(1,379)	—	—	—
Development properties	(15,796)	(15,796)	—	—	—
Other non-same store income, net	(5,665)	(1,385)	—	—	(4,280)
Same store NOI at share - cash basis for the three months ended September 30, 2022	$272,830	$219,132	$36,772	$16,926	$—

(Decrease) increase in same store NOI at share - cash basis	$(2,442)	$10,623	$(13,811)	$746	$—

% (decrease) increase in same store NOI at share - cash basis	(0.9)%	4.8%	(37.6)%	4.4%	0.0%

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